UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025 (July 19, 2025)

WILLSCOT HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In early June of this year, WillScot Holdings Corporation (the “Company”) elected to relocate the responsibilities of the principal accounting officer from Baltimore, Maryland to its headquarters in Phoenix, Arizona. Relatedly, on July 19, 2025, it entered into a Separation and Release Agreement (the “Agreement”) with Sally Shanks, who is based in Baltimore and currently serving as the Company’s current Chief Accounting Officer. The Agreement supersedes Ms. Shanks’s employment offer letter dated as of March 18, 2019.

Under the Agreement, Ms. Shanks is expected to continue to serve as Chief Accounting Officer until August 15, 2025 (the “Separation Date”). Upon her Separation Date and consistent with Ms. Shanks’s employment offer letter, the Company will (i) pay the severance and provide the benefits consistent with a good reason leaver and (ii) provide continued vesting of Ms. Shanks’s outstanding equity awards through May 15, 2026.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLSCOT HOLDINGS CORPORATION

By:	/s/ Hezron Timothy Lopez
Name:	Hezron Timothy Lopez
Title:	Executive Vice President, Chief Legal & Compliance Officer & ESG

Date:  July 22, 2025